CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2026, relating to the consolidated financial statements of DENTSPLY SIRONA Inc. and the effectiveness of DENTSPLY SIRONA Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of DENTSPLY SIRONA Inc. for the year ended December 31, 2025. /s/ Deloitte & Touche LLP Charlotte, North Carolina June 26, 2026